UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2017

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road New Hyde Park, NY	11042-0020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 1, 2017, Kimco Realty Corporation (the “Company”) amended and restated its unsecured revolving credit facility and upsized the facility to $2,250,000,000 by entering into an Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, the subsidiaries of the Company from time to time parties thereto, the several banks, financial institutions and other entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

Interest on borrowings under the Credit Agreement accrues at a spread (currently 0.875%) to LIBOR or, at the Company’s option, a spread (currently 0.0%) to the base rate defined in the Credit Agreement, that in each case fluctuates in accordance with changes in the Company’s senior debt ratings. As part of this credit facility, the Company has a competitive bid option whereby the Company may auction requested borrowings to the bank group. In addition, a portion of the facility is available for borrowings in alternative currencies such as Canadian Dollars, Euros, Sterling or Japanese Yen.

The credit facility is scheduled to expire on March 17, 2021, with two six-month extension options. Pursuant to the terms of the Credit Agreement, the Company is subject to covenants requiring, among other things, the maintenance of (i) maximum indebtedness ratios and (ii) minimum interest and fixed charge coverage ratios. Currently, one wholly-owned subsidiary of the Company is a borrower under the Credit Agreement and is therefore permitted to borrow loans thereunder.

The Company had $420 million drawn under the Credit Agreement as of February 1, 2017, including approximately $675,000 of outstanding letters of credit.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 30, 2017, the Company repaid the $250 million in term loans that were outstanding under the credit agreement, dated as of January 30, 2015, among the Company, the several banks, financial institutions and other entities from time to time party thereto, and PNC Bank, National Association, as administrative agent for the Lenders party thereto, and terminated the agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
10.1

Amended and Restated Credit Agreement, dated as of February 1, 2017, among Kimco Realty Corporation, a Maryland corporation, the subsidiaries of Kimco from time to time parties thereto, the several banks, financial institutions and other entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: February 2, 2017	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1

Amended and Restated Credit Agreement, dated as of February 1, 2017, among Kimco Realty Corporation, a Maryland corporation, the subsidiaries of Kimco from time to time parties thereto, the several banks, financial institutions and other entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder.